Exhibit 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS









The Board of Directors and Stockholders
ALLIED Life Financial Corporation


We consent to incorporation by reference in the Registration Statement Nos. 33-71906, 33-71960, 33-71962, 33-76874 and 33-83274 on Form S-8, and 33-92206 on
Form S-3 of ALLIED Life Financial Corporation of our reports dated February 12, 1998 relating to the consolidated balance sheets of ALLIED Life Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1997, which appears in the December 31, 1997, annual report on Form 10-K of ALLIED Life Financial Corporation.




                                                    /s/KPMG Peat Marwick LLP
                                                       KPMG Peat Marwick LLP

Des Moines, Iowa
March 20, 1998


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